CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectus and “Complete and partial portfolio holdings — arrangements to disclose to service providers and fiduciaries”, “Independent registered public accounting firm” and “Financial statements” in the Statement of Additional Information and to the use of our report dated August 28, 2012 on UBS Retirement Money Fund for the year ended June 30, 2012 which is incorporated by reference in Amendment No. 47 to the Registration Statement of UBS RMA Money Fund Inc. (Form N-1A No. 811-03503).

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York
August 28, 2012